Exhibit 99.1

NOVAGOLD Announces Election of Directors and Voting Results from

2022 Virtual Annual General Meeting of Shareholders

A total of 277,994,591 or 83.43% of the Company’s issued and outstanding shares were represented at the Meeting

All four proposals to shareholders were approved, including the election of all eleven director nominees; Kevin McArthur joins the Board

During the 2022 proxy season, NOVAGOLD placed outreach calls to shareholders holding approximately 86% of the Company’s issued and outstanding common shares entitled to vote

May 20, 2022 - Vancouver, British Columbia – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) is pleased to announce the detailed voting results on the items of business considered at its Annual General Meeting of Shareholders held on May 18, 2022 (the “Meeting”). All proposals were approved and all eleven director nominees were elected. A total of 277,994,591 or 83.43% of the Company’s issued and outstanding shares were represented at the Meeting.

Kevin McArthur joins the Board of Directors of NOVAGOLD

The Company is also pleased to report the election of Kevin McArthur to its Board at the Meeting, effective May 18, 2022. Mr. McArthur is an industry leader with over 40 years of experience encompassing many facets of the mining business, including operations, corporate development and executive management. He currently serves as a non-executive director of Royal Gold, Inc. and First Quantum Minerals Ltd. Mr. McArthur served as CEO of major precious metals mining companies, including Goldcorp Inc., Glamis Gold Ltd. and Tahoe Resources Inc., which was subsequently acquired by Pan American Silver Corporation. His earlier career focused on mine operations and project development with major international mining companies, including, BP Minerals and Homestake Mining Company. Mr. McArthur obtained a degree in Mining Engineering from the University of Nevada in 1979.

Shareholder Engagement

During this year’s proxy outreach, NOVAGOLD engaged with shareholders owning 40,000-plus shares; thus contacting holders of approximately 86% of the Company’s issued and outstanding common shares entitled to vote at the Meeting. Year-over-year the input received from shareholders has helped shape and improve the Company’s corporate governance practices.

Shareholder Voting Results

The Shareholders voted on the following matters at this year’s Meeting:

Proposal 1 – Setting the Number of Directors

The vote was carried to set the number of Directors at eleven. The votes received by ballot were as follows:

Votes For	274,603,519	98.78%
Votes Against	2,759,148	0.99%
Abstentions	631,924	0.22%

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Proposal 2 – Election of Directors

The nominees listed in NOVAGOLD’s Management Information Circular were elected as Directors of the Company. Detailed results of the votes are set out below:

Proposal 2	Outcome of the Vote	Votes by Ballot
Election of Directors		Votes For	Votes Withheld
Dr. Elaine Dorward-King	Carried	257,097,146 (98.70%)	3,380,588 (1.29%)
Sharon Dowdall	Carried	252,857,047 (97.07%)	7,620,687 (2.92%)
Dr. Diane Garrett	Carried	258,169,285 (99.11%)	2,308,449 (0.88%)
Dr. Thomas Kaplan	Carried	258,809,101 (99.35%)	1,668,633 (0.64%)
Gregory Lang	Carried	259,660,658 (99.68%)	817,076 (0.31%)
Igor Levental	Carried	256,598,064 (98.51%)	3,879,670 (1.48%)
Kalidas Madhavpeddi	Carried	245,264,836 (94.15%)	15,212,898 (5.84%)
Kevin McArthur	Carried	259,610,343 (99.66%)	867,391 (0.33%)
Clynton Nauman	Carried	257,175,544 (98.73%)	3,302,190 (1.26%)
Ethan Schutt	Carried	258,124,301 (99.09%)	2,353,433 (0.90%)
Anthony Walsh	Carried	255,393,306 (98.04%)	5,084,428 (1.95%)

Proposal 3 – Appointment of Auditors

The vote was carried for the Appointment of the Auditors, PricewaterhouseCoopers LLP. The votes received by ballot were as follows:

Votes For	274,381,861	98.70%
Votes Withheld	3,612,730	1.29%

Proposal 4 – Advisory Approval of Executive Compensation (“Say-on-Pay”)

The vote was carried on the Say-On-Pay Advisory Vote. The votes received by ballot were as follows:

Votes For	248,235,710	95.30%
Votes Against	10,953,539	4.20%
Abstentions	1,288,485	0.49%

Full details of all proposals are fully described in the Company’s Management Information Circular dated March 25, 2022 available on the Company’s website at www.novagold.com/investors/mic/, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov, and the detailed results of voting on each proposal are included in the Report of Voting Results filed on SEDAR and on EDGAR.

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Following the Meeting, the Board dissolved the Environment, Health, Safety, Sustainability and Technical Committee and two committees were created in its place: the Engineering and Technical Committee and the Sustainability Committee. The Board appointed Kevin McArthur to serve on the Corporate Communications Committee, and the Engineering and Technical Committee. The membership of each the standing Board committees is available on the Company’s website at: https://www.novagold.com/company/directors/.

The Annual General Meeting of Shareholders webcast and corporate presentation is available on NOVAGOLD’s website under Presentations.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Allison Pettit
Manager, Communications

604-669-6227 or 1-866-669-6227

www.novagold.com

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